MEMORANDUM


Party A: Huizhou Highway Property Development Company Limited
Party B: Guanghui Highway Project Company Limited

After friendly consultation between Parties A and B on the matter of the establishment of a Sino-foreign Joint Venture Guanghui Highway Development Company Limited (hereinafter "the Cooperative Company"), the following remarks have been added to the Cooperative Contract of the Establishment of Guanghui Highway Development Company Limited (hereinafter "the Cooperative Contract") which was signed on 5 August, 1996:

I.  The  following  are the  additional  remarks in Section 4, Chapter VI of the
    Cooperative   Contract  concerning  the  method  and  conditions  of  making contribution by Party B:

     1. Apart from the registered capital of cash US$9.536 million (US$9,536,000), Party B shall, according to the progress of the project, pay the remaining contribution of US$14.304 million (US$14,304,000, hereinafter "the remaining contribution"), with the maximum monthly amount of US$3 million (US$3,000,000). The progress of the project shall be recognized by the related party while party A shall provide the guarantee of quality before acceptance.

     2.   Party A consents to comply  with the  following  arrangements  (i) and
          (ii)  before  Party  B  has  not   contributed   its  total  remaining
          contribution. Besides, Party A shall not demand for any repayment.

          (i) Party A consents that the Cooperative Company shall pay any repayment each month by installment;

          (ii) the amount that the Cooperative Company pays to Party A for any repayment shall not exceed the exact amount that Party B contributes into the Cooperative Company that month.

II. The followings are the additional remarks of Subsection 12.1 in Article 12 of the Cooperative Contract made by both parties:


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     1.   After the deduction of the regular expenses (accounting for 15%of Toll
          Fee collected), public welfare fund (approximately accounting for several percent of Toll Fee collected, the exact amount shall be
          decided  by  the  Board  of  Directors  of  the  Cooperative   Company
          annually), any related taxes levied and the amount decided to be withdrawn by both parties or the Board of Directors of the Cooperative Company from the total revenue of the toll booth, starting from the first year of the contribution made by Party B (from the 1st to the 30th year), the remaining amount (hereinafter called as "annual distribution amount") shall be used to pay the distribution shared by both Parties.

     2. Between the 1st and the 7th year, Party B shall take precedence to receive an amount equivalent to 22% of its total investment input (calculated by the exact amount of contribution and according to the time in different stages of making contribution into the bank account of the Cooperative Company) from "annual distribution amount", that is the net return after the deduction of the required expenses (for example, regular expenses, etc.) according to the accounting system in China. Any profit from "annual distribution amount" less this net return shall be shared by both parties according to their respective investment proportion.

     3. From the 8th year onwards, 70% of the "annual distribution amount" shall be withdrawn as the dividends shared by both Parties (according to the proportion of 2:8), the remaining 30% shall be used as the repayment of the principal and interest of the 20% total capital investment made by Party A, (calculated according to an annual interest rate of 13.5%), and up to the time that Party A gets back the principal and interest. After Party A receives its principal and interest, both parties shall share the profit according to their investment proportion (2:8).

     4. If the Cooperative Company fails to pay all the receivable amount shared by Party B, Party A shall pay Party B the difference on schedule.

     5. Regarding the above-mentioned amount, the payer (the Cooperative Company or Party A) shall pay the payee (Party A or Party B) on the 31st March, 30th June, 30th September and 31st December annually by installments. If the pay date falls on a non-working day, the payer shall pay the payee the working day before.


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III. Additional Provisions

     1. This memorandum is written in Chinese with two original copies. They shall be of equal legal force and kept by both parties after the memorandum is signed and sealed by both parties. Duplicate copies shall be made when required and filed in the relevant department.

     2. In the event of any discrepancy of this memorandum and Cooperative Contract or other articles made by both parties, this memorandum shall prevail or the discrepancy shall be settled by the negotiation of the both parties.



Party A: Huizhou Highway Property           Party B: Guanghui Highway

Development Company Limited                 Project Company Limited



Authorized Representative:                  Authorized Representative:


(Signature)                                 (Signature)


(Seal Affixed)                              (Seal Affixed)





                              ___ day of ___, 1996


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